UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2015

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, SunCoke Energy Partners, L.P. (the “Partnership”) announced that, effective October 1, 2015, Michael J. Thomson will be stepping down as President and Chief Operating Officer and Director of SunCoke Energy Partners GP LLC (the “Company”), the Partnership’s general partner. Mr. Thomson will be leaving to pursue other interests. The terms of the compensation arrangements pertaining to his departure have not yet been finalized.

In connection with Mr. Thomson’s departure, Frederick A. (“Fritz”) Henderson, the Company’s Chairman and Chief Executive Officer will be assuming the additional role of President. Neither the Company nor the Partnership has entered into any compensatory plan, contract, or arrangement with Mr. Henderson in connection with his appointment as President of the Company.

In addition, P. Michael Hardesty has been elected as a Director of the Company, to replace Mr. Thomson, effective as of October 1, 2015. A copy of the press release announcing Mr. Thomson’s departure and Mr. Hardesty’s appointment is attached hereto as Exhibit 99.1.

Mr. Hardesty currently is Senior Vice President, Sales and Commercial Operations of the Company, a position he has held since July 21, 2014. Effective October 1, 2015, Mr. Hardesty will become Senior Vice President, Commercial Operations, Terminals and International Coke of SunCoke Energy, Inc. (“SunCoke”), the Partnership’s corporate sponsor. Since September 2011, he has been Senior Vice President, Sales and Commercial Operations of SunCoke. Prior to joining SunCoke, Mr. Hardesty served as Senior Vice President for International Coal Group, Inc. (“ICG”), where he was responsible for leading the sales and marketing functions, including the implementation of marketing, trading, and transportation strategies. While at ICG, he was a key member of the executive management team, providing both strategic counsel and analysis to the Chief Executive Officer. Prior to ICG, Mr. Hardesty served as Vice President of Commercial Optimization at Arch Coal. His primary leadership responsibilities there included developing and executing trade strategies, optimizing production output, and management responsibilities for direct coal purchasing activities. Mr. Hardesty earned his Bachelor of Science in Accounting from the University of Kentucky. He is a past board member and Secretary-Treasurer of the Putnam County Development Authority in West Virginia.

Mr. Hardesty does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There also is no arrangement or understanding between Mr. Hardesty and any other person pursuant to which Mr. Hardesty was appointed to his new position, nor does Mr. Hardesty have a familial relationship to any of the Company’s other executive officers, or to any member of the Company’s Board of Directors.

Neither the Company nor the Partnership has entered into any compensatory plan, contract, or arrangement with Mr. Hardesty in connection with his appointment as a Director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners, L.P. Press Release (September 21, 2015).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its General Partner

	By:	/s/ Fay West
Fay West Senior Vice President and Chief Financial Officer

Date: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy Partners, L.P. Press Release (September 21, 2015).